EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-61814) and the Pre-Effective Amendment No. 1 to The Registration Statement on Form S-3 (No. 333-67246) of our report dated February 1, 2002, relating to the financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers
Beijing, China
March 15, 2002